Exhibit 99.1

ICU Medical Completes the Acquisition of Smiths Medical from Smiths Group plc

The addition of Smiths Medical syringe and ambulatory infusion devices, vascular access, and vital care products to the ICU Medical portfolio creates a leading infusion therapy company with a more robust global reach.

SAN CLEMENTE, CA January 6, 2022, ICU Medical Inc. (NASDAQ: ICUI) announced that it has completed its acquisition of Smiths Medical from Smiths Group plc (LSE: SMIN.L). The Smiths Medical business includes syringe and ambulatory infusion devices, vascular access, and vital care products. When combined with ICU Medical’s existing businesses, the combined companies create a leading infusion therapy company with estimated pro forma combined revenues of approximately $2.5 billion.

“We are pleased that Smiths Medical is now part of ICU Medical, and we welcome our new Smiths colleagues to the ICU team. We look forward to working together to continue providing quality, innovation, and value to our clinical customers worldwide,” said Vivek Jain, chairman, and chief executive officer at ICU Medical. “The addition of Smiths Medical fits well with ICU Medical’s existing business and creates a scaled US-based global competitor that increases the stability of the medical supply chain and can grow as clinical care models evolve.”

The acquisition leverages significant investment into integration and infrastructure developed to support the Hospira Infusion Systems acquisition in 2017. It will allow ICU Medical to build on a corporate culture that creates value through accountability, acting with transparency, making quick and informed decisions, and staying focused on meeting customer needs.

The company plans to announce complete FY 2022 guidance on its Q4 earnings call in late February.

Investor Contact:
Brian Bonnell, ICU Medical, Inc.
949-366-2183
Brian.Bonnell@icumed.com

Media Contact:
Tom McCall, ICU Medical, Inc.
949-366-4368
Tom.McCall@icumed.com

Cautionary Statements Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including our acquisition of Smiths Medical, benefits and synergies of the combined businesses, future opportunities for the company and products and any other statements regarding the company’s future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include the impact of the ongoing

COVID-19 pandemic, decreased demand for the products of the Company, including Smiths Medical; decreased free cash flow; the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all; changes in product mix; increased competition from competitors; lack of continued growth or improving efficiencies; unexpected changes in the Company’s arrangements with its largest customers; changes in relevant tax and other laws; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with GAAP and related standards or on an adjusted basis; the integration of Smiths Medical by the Company being more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected; the retention of certain key employees being difficult; the Company’s expected or targeted future financial and operating performance and results; the scope, timing and outcome of any ongoing legal proceedings and the impact of any such proceedings on the Company’s consolidated financial condition, results of operations or cash flows; successful compliance with FDA and other governmental regulations applicable to the Company’s products and business, the Company’s ability to protect their intellectual property and preserve their intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; changes in third-party relationships; the impacts of competition; changes in economic and financial conditions of the company; uncertainties and matters beyond the control of management; and the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in connection with the Smiths Medical acquisition within the expected time-frames or at all and to successfully integrate the Smiths Medical business.

For more detailed information on the risks and uncertainties associated with the Company, see the risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission (the “SEC”) and in any subsequent filings with the SEC. You can access the company’s Form 10-K and other filings through the SEC website at www.sec.gov, and the company strongly encourages you to do so. The Company undertakes no obligation to update any statements herein for revisions or changes after the date of this communication.